UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2018

USD Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
811 Main Street, Suite 2800
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(281) 291-0510
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 7.01	Regulation FD Disclosure.

On April 26, 2018, USD Partners LP (the “Partnership”) issued a press release announcing that the board of directors of USD Partners GP LLC, acting in its capacity as the general partner of the Partnership, declared a quarterly cash distribution of $0.3525 per unit for the first quarter of 2018 ($1.41 per unit on an annualized basis), representing an increase of $0.0025 per unit or 0.7% over the prior quarter and 5.2% over the first quarter of 2017. The distribution is payable on May 11, 2018, to unitholders of record at the close of business on May 7, 2018.

Recent Commercial Developments

Additionally, the Partnership announced that during March and April 2018, the initial customer of the Stroud Terminal ("Stroud Customer"), an investment grade multi-national energy company, secured the remaining available capacity at the Stroud terminal from USD Marketing LLC for periods beginning in the second quarter of 2018 and ending in June 2019 and January 2020, pursuant to the Marketing Services Agreement established with the Partnership at the time of the Stroud acquisition.

Similarly, the Partnership obtained origination capacity from customers of the Hardisty terminal and immediately contracted with the Stroud customer for this capacity at the same economic terms as the initial customer agreements. Consistent with the new agreements for destination capacity at the Stroud terminal, the Hardisty origination capacity was contracted for corresponding periods beginning in the second quarter of 2018 and ending in June 2019 and January 2020 (the later representing a seven month extension over the original Hardisty contract term). As a result, the Stroud customer increased its contracted position from approximately 25% to nearly half of the existing capacity at the Hardisty terminal.

The terminalling services agreements related to the portion of the Stroud customer’s origination and destination capacity through June 2019 contemplate a deadline of August 31, 2018, to extend the terms of these agreements at both the Hardisty and Stroud terminals.

First Quarter 2018 Earnings Release Date and Conference Call Information

The Partnership also announced that it plans to report first quarter 2018 financial and operating results after market close on Monday, May 7, 2018. The Partnership will host a conference call and webcast regarding its first quarter 2018 results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Tuesday, May 8, 2018. Information on how to access the conference call and webcast can be found in the press release.

A copy of the Press Release is attached hereto as Exhibit 99.1. The information in this report and the exhibit attached to this report are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and are not incorporated by reference into any registration statement or other filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless the Partnership expressly states that such information is considered to be “filed” under the Exchange Act or incorporates such information by specific reference in a Securities Act or Exchange Act filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following “Index of Exhibits” is hereby incorporated into this Item.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of USD Partners LP dated April 26, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP (Registrant)

	By:	USD Partners GP LLC,
its general partner

Dated: April 26, 2018	By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Senior Vice President and Chief Financial Officer